As filed with the Securities and Exchange Commission on February 10, 2004

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KVH INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0420589
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Sonnenschein, Esq.
John D. Hancock, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Fascimile: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-110802

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class of	Amount	maximum offering	maximum aggregate	Amount of
securities to be registered	to be registered	price per share	offering price	registration fee

Common stock, $.01 par value	162,500 (1)	$18.75	$3,046,875	$386.04 (2)

(1)	This registration statement relates to the same offering we are conducting under our registration statement on Form S-3, Registration No. 333-110802 (the “Initial Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, this registration statement registers additional shares of common stock in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table contained in the Initial Registration Statement, which maximum aggregate offering price was $85,350,000.

(2)	The registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that it has given irrevocable instructions to its bank to transmit to the Commission the applicable filing fee for this registration statement by wire transfer to the Commission’s account as soon as practicable but no later than the close of business on February 11, 2004; that it will not revoke such instructions; that it has sufficient funds in its account to cover the amount of the filing fee; and that it will confirm receipt of its instructions by its bank during regular business hours on or before February 11, 2004.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Foley Hoag LLP
Ex-23.1 Consent of KPMG LLP

EXPLANATORY NOTE

     This registration statement is being filed to register an additional 162,500 shares of our common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-110802), which was declared effective on December 5, 2003, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

     The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, Rhode Island, on February 9, 2004.

KVH INDUSTRIES, INC.

By:	/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen	President, Chief Executive Officer and Director (principal executive officer)	February 9, 2004

/s/ Patrick J. Spratt Patrick J. Spratt	Chief Financial Officer (principal financial and accounting officer)	February 9, 2004

* Arent H. Kits van Heyningen	Chairman of the Board	February 9, 2004

* Robert W.B. Kits van Heyningen	Director	February 9, 2004

* Mark S. Ain	Director	February 9, 2004

* Stanley K. Honey	Director	February 9, 2004

* Bruce J. Ryan	Director	February 9, 2004

* Charles R. Trimble	Director	February 9, 2004

* By:	/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Foley Hoag LLP
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed on the signature page to our registration statement on Form S-3 (SEC No. 333-110802) filed with the SEC on November 26, 2003)